UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 31, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Initial Depositor

(Exact name of Registrant as specified in its charter)

Utilities HOLDRS (SM) Trust

[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15963 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

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250 Vesey Street

New York, New York 10281

(Address of principal executive offices and zip code)

(212) 449-1000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

As a result of the spin-off of Spectra Energy Corp. (NYSE ticker “SE”) from Duke Energy Corporation Holding Company (NYSE ticker “DUK”), a component of the Utilities HOLDRS Trust, Spectra Energy Corp. will not be added as an underlying security of the Trust. A distribution will be made by The Bank of New York, if Spectra Energy Corp. has a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Utilities HOLDRS Trust. For the 30 shares of Duke Energy Corporation Holding Company per 100 share round lot of Utilities HOLDRS, The Bank of New York will receive 15 shares of Spectra Energy Corp. and will distribute 0.15 shares of Spectra Energy Corp. per depositary share of Utilities HOLDRS. Creations and cancellations from January 5, 2007 through January 16, 2007 required 15 shares of Spectra Energy Corp. per 100 share round-lot of Utilities HOLDRS.

Effective April 2, 2007, Dynegy, Inc. (NYSE ticker “DYN”), an underlying constituent of Utilities HOLDRS Trust, changed its CUSIP to 26817G102.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits

99.1	Utilities HOLDRS Trust Prospectus Supplement dated

March 31, 2007 to Prospectus dated February 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: May 14, 2007	By:	/s/ Satyanarayan R. Chada
		Name:	Satyanarayan R. Chada
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Utilities HOLDRS Trust Prospectus Supplement dated March 31, 2007 to Prospectus dated February 17, 2006.

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